SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2017
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

References to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation, and its consolidated subsidiaries. These subsidiaries include GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”); GFN Insurance Corporation, an Arizona corporation (“GFNI”); GFN North America Leasing Corporation, a Delaware corporation; GFN North America Corp., a Delaware corporation; GFN Realty Company, LLC, a Delaware limited liability company; GFN Manufacturing Corporation, a Delaware corporation, and its subsidiary, Southern Frac, LLC, a Texas limited liability company (collectively “Southern Frac”); Royal Wolf Holdings Limited, an Australian corporation publicly traded on the Australian Securities Exchange (collectively with its Australian and New Zealand subsidiaries, “Royal Wolf”); Pac-Van, Inc., an Indiana corporation , and its Canadian subsidiary, PV Acquisition Corp., an Alberta corporation, doing business as “Container King” (collectively “Pac-Van”); and Lone Star Tank Rental Inc., a Delaware corporation (“Lone Star”).

TABLE OF CONTENTS
		Page

Item 1.01	Entry into a Definitive Material Agreement	1

Item 8.01	Other Events	3

Item 9.01	Financial Statements and Exhibits	4

Exhibit 10.1*	Commitment Letter dated July 11, 2017 from Bison Capital Partners V., L.P. to GFN Asia Pacific Holdings Pty Ltd. and GFN Asia Pacific Finance Pty Ltd.

Exhibit 10.2	Commitment Letter dated 11 July 2017 from Deutsche Bank AG, Sydney Branch to GFN Asia Pacific Holdings Pty Ltd. and General Finance Corporation

Exhibit 10.3	Buy-Out Letter dated 11 July 2017 from Deutsche Bank AG, Sydney Branch to Bison Capital Partners V., L.P.

Exhibit 10.4*
Securities Purchase Agreement dated July 12, 2017 by and among Bison Capital Partners V., L.P., General Finance Corporation, GFN Asia Pacific Holdings Pty Ltd., GFN Asia Pacific Finance Pty Ltd. and GFN U.S. Australasia Holdings, Inc.

Exhibit 10.5	Takeover Bid Implementation Agreement dated 12 July 10217 between GFN Asia Pacific Holdings Pty Ltd. and Royal Wolf Holdings Limited

Exhibit 99.1	Press Release of GFN dated July 12, 2017

*
Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [***]. This exhibit has been filed separately with the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

  i

Item 1.01    Entry into a Definitive Material Agreement

Bison Commitment Letter

On July 11, 2017 Bison Capital Partners V., L.P. (“Bison”), GFN, GFN U.S. and two of its Australian subsidiaries, GFN Asia Pacific Holdings Pty Ltd. (“Holdings”) and GFN Asia Pacific Finance Pty Ltd. (“Finance” and collectively with Holdings and GFN U.S., the “GFN Parties”) entered into that certain Commitment Letter dated July 11, 2017 (the “Bison Commitment Letter”) under which Bison agreed to provide financing for the off-market takeover bid (the “Bid”) to acquire the 49,188,526 publicly traded shares (the “Shares” or “Minority Interest”) of Royal Wolf Holdings Limited (“Royal Wolf”) not currently owned by GFN and its subsidiaries. Subject to the terms and conditions of the Commitment Letter, Bison agreed to provide $80 million of financing for the Bid by purchasing a senior secured promissory note in the original principal amount of $54 million (the “Senior Note”) and a senior secured convertible promissory note in the original principal amount of $26 million (the “Convertible Note” and collectively the with the Senior Note, the “Notes”).

Bison agreed to purchase the Notes pursuant to the terms of a form of securities purchase agreement attached to the Commitment Letter (the “Securities Purchase Agreement”), subject to all of the following conditions: that the parties to the Securities Purchase Agreement execute and deliver the Securities Purchase Agreement no later than July 14, 2017, that the GFN Parties comply with the Securities Purchase Agreement and draft agreements attached thereto as exhibits as if such agreements were in effect, compliance with a commitment letter dated July 11, 2017 (the “Deutsche Bank Commitment Letter”) with Deutsche Bank AG, Sydney Branch (“Deutsche Bank”) to provide a new A$125 million senior secured credit facility for Royal Wolf (the “Deutsche Bank Credit Facility”), no changes being made to or breach of the Deutsche Bank Commitment Letter, the execution and delivery by the GFN Parties of the agreements attached to the Deutsche Bank Commitment Letter no later than January 17, 2018, no change, occurrence or development occurring or becoming known to Bison since May 31, 2017 that would reasonably be expected to cause a material adverse effect, no material changes to the timetable for completion of the Bid attached to the Bison Commitment Letter, Holdings and Finance signing a bid implementation agreement (the “Bid Implementation Agreement”) no later than July 14, 2017 and Holdings and Finance announcing the Bid on terms consistent with the July 7, 2017 draft of the Bid Implementation Agreement with a price per share not to exceed A$1.83.

 The foregoing description of the Bison Commitment Letter is a summary and is qualified in its entirety by reference to the Bison Commitment Letter, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Deutsche Bank Commitment Letter

On July 11, 2017 Deutsche Bank, GFN and Holdings entered into the Deutsche Bank Commitment Letter wherein Deutsche Bank committed to arrange, underwrite and syndicate a A$125 million senior secured credit facility for subsidiaries of Royal Wolf (the “New Royal Wolf Credit Facility”) to refinance the existing senior secured credit facility of Royal Wolf’s subsidiaries (the “Existing Royal Wolf Credit Facility”) following completion of the Bid which results in the GFN Parties acquiring 90% (when combined with Royal Wolf Shares currently owned by GFN) of the outstanding Royal Wolf Shares.

Pursuant to the Deutsche Bank Commitment Letter, Deutsche Bank committed to enter into the New Royal Wolf Credit Facility subject to the terms and conditions of a Syndicated Facility Agreement attached to the Deutsche Bank Commitment Letter. The New Royal Wolf Credit Facility would consist of an A$20 million Facility A that would amortize semi-annually with payments of A$3.33 million, an A$85 million Facility B with no amortization and an A$20 million revolving Facility C that can be drawn and re-drawn. Facilities A and B would be used to refinance the Existing Royal Wolf Credit Facility and pay fees and expenses related to the New Royal Wolf Credit Facility, and Facility C would be used for working capital purposes.

The commitment of Deutsche Bank under the Deutsche Bank Commitment Letter to provide the New Royal Wolf Credit Facility lasts for six months. Amounts borrowed under Facilities A, B and C of the New Royal Wolf Credit Facility will bear interest at the rate of 5% per annum until delivery of the first compliance certificate and thereafter at the Bank Bill Swap Rate plus a margin of 4.25% to 5.5% per annum, as determined by net leverage. Fees and expenses payable to Deutsche Bank to commit capital to and enter into the New Royal Wolf Credit Facility are estimated at up to A$2.83 million, while an exit fee of up to A$1.125 million is owed upon repayment of the New Royal Wolf Credit Facility. If the GFN Parties fail to enter into the New Royal Wolf Credit Facility, a fee of A$2.5 million is payable to Deutsche Bank.

Repayment of all amounts borrowed under the New Royal Wolf Credit Facility will be secured by a fixed and floating charge over all assets of Royal Wolf and its subsidiaries and by the pledge of all capital stock of all the subsidiaries of Royal Wolf.

Covenants under the New Royal Wolf Credit Facility will consist of a net leverage ratio of less than 3.25x and a debt coverage ratio of 1.4x or greater.

 The foregoing description of the Deutsche Bank Commitment Letter is a summary and is qualified in its entirety by reference to the Deutsche Bank Commitment Letter, which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Buy-Out Letter

In connection with the Bison Commitment Letter and the Deutsche Bank Commitment Letter, Bison and Deutsche Bank entered into a Buy-Out Letter dated July 11, 2017 (the “Buy-Out Letter”) under which Deutsche Bank is required to deliver notice to Bison if there is a default or an event of default under the New Royal Wolf Credit Agreement. Following receipt of this notice, Bison may elect within three business days to accept a novation of all rights of Deutsche Bank under the New Royal Wolf Credit Facility in exchange for the payment by Bison of all indebtedness outstanding under the New Royal Wolf Credit Facility, plus interest, breach costs and the exit fee payable under the New Royal Wolf Credit Facility.

 The foregoing description of the Buy-Out Letter is a summary and is qualified in its entirety by reference to the Buy-Out Letter, which is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Securities Purchase Agreement

Bison and the GFN Parties entered into that certain Securities Purchase Agreement dated July 13, 2017 (the “Securities Purchase Agreement”) under which Bison agreed to provide an $80 million financing for the Bid to acquire the Minority Interest of Royal Wolf. Under the Securities Purchase Agreement, Bison would purchase the $54 million Senior Note and the $26 million Convertible Note. Net proceeds from the sale of the Notes must be used to repay in full of all principal, interest and other amounts due to Credit Suisse AG, Singapore Branch under that certain Second Amendment and Restatement Agreement dated June 12, 2017, as amended to date (the “Credit Suisse Loan”), to purchase the Minority Interest and to pay all related fees and expenses.

Bison’s obligation to purchase the Notes is subject to certain conditions, including Holdings receiving acceptances from a minimum of 75% of the Royal Wolf shares and at least 90% of all outstanding Royal Wolf shares (which includes the 51% of the Royal Wolf shares owned by GFN and its subsidiaries), all representation and warranties of the GFN Parties being true and correct and no default existing under the Securities Purchase Agreement, completion of the Bid being permitted by applicable laws, no material adverse change at Royal Wolf and its subsidiaries, no material adverse change in the financial or capital markets generally or in the subordinated debt, warrant or equity markets, no litigation or regulatory action preventing completion of the Bid, no amendment or waiver of the terms of the form of bidder’s statement attached to the Securities Purchase Agreement and Holdings owning 51% of the capital stock of Royal Wolf.

The Notes issued under the Securities Purchase Agreement will have a maturity of five years and will bear interest at the rate of 11.9% per annum, payable quarterly in arrears. Holdings and Finance may elect to defer interest under the Notes until the second anniversary of issuance. The Senior Note may not be prepaid prior to its first anniversary of issuance. Holdings and Finance may prepay the Senior Note at 102% of the original principal amount, plus accrued interest, between the second and third anniversaries of issuance, at 101% of the original principal amount, plus accrued interest, between the third and fourth anniversaries of issuance and with no prepayment premium after the fourth anniversary of issuance. Interest on the Notes is payable in Australian Dollars, and the principal of the Notes must be repaid in U.S. Dollars. The Notes must also be repaid upon a change of control, as defined in the Notes.

Repayment of the Notes is secured by a first priority security interest over all of the assets of GFN U.S., Holdings and Finance and by the pledge by GFN U.S. of the capital stock of Holdings and Finance, and, following the repayment of the Credit Suisse Loan, by Holdings of all of the capital stock of Royal Wolf.

The Securities Purchase Agreement contains certain financial covenants, including a covenant which limits capital expenditures to $12.5 million per fiscal year, with the ability to incur up to $10 million of unused capital expenditures in the immediately following fiscal year. Other financial covenants limit to A$150 million the amount of indebtedness that the GFN Parties and all subsidiaries may incur, require minimum earnings before interest, taxes, depreciation and amortization (“EBITDA”) to equal or exceed A$30 million per trailing 12-month period and prohibit leverage (or the ratio of indebtedness to EBITDA) from exceeding 7.5x. Other covenants prohibit the GFN Parties from incurring indebtedness other than the Notes, except for certain permitted indebtedness, prohibit acquisitions in excess of $20 million and place limits on acquisitions below $20 million. The Securities Purchase Agreement also contains covenants which prohibit or limit the GFN Parties and their subsidiaries from issuing capital stock, incurring certain liens, investing in capital stock, making restricted payments, as defined, entering into transactions with affiliated parties, entering into sale-leaseback transactions and entering into transactions that result in the sale of all or substantially all of their assets or entering into a merger or consolidation, liquidation or dissolution.

At any time prior to maturity, Bison may convert unpaid principal and interest under the Convertible Note into shares of GFN common stock based upon a price of $8.50 per share, subject to adjustment as described in the Convertible Note. If GFN common stock trades above 150% of the conversion price over 30 consecutive trading days and the aggregate dollar value of all GFN common stock traded on NASDAQ exceeds $600,000 over a period of 20 consecutive days, GFN may force Bison to convert all or a portion of the Convertible Note. The Convertible Note also provides that Bison shall not be entitled, and GFN shall not be obligated, to convert the Convertible Note into shares of GFN common stock if such conversion would result in holders of the Convertible Note beneficially owning in excess of 19.99% of the number of shares of GFN common stock outstanding immediately after giving effect to such issuance or control in excess of 19.99% of the total voting power of GFN's securities outstanding immediately after giving effect to such issuance that are entitled to vote on a matter being voted on by holders of the GFN common stock.

The Convertible Note grants Bison a preemptive right to invest in any issuance GFN equity securities, options or warrants to maintain its proportionate interest in GFN common stock, after giving effect to the conversion of the entire Convertible Note.

The Convertible Note also includes a covenant which requires Holdings and Finance to pay Bison, via the payment of principal, interest and the value of GFN common stock received upon conversion of all or a portion of the Convertible Note, a minimum return of 1.75 times the original $26 million principal amount.

In the event that Bison or holders of the Convertible Note receive aggregate proceeds in excess of US$48.9 million from the sale of GFN common stock received from conversion of the Convertible Note, then 50% of the interest accrued and actually paid to Bison (such amount, the “Price Increase”) shall be repaid by Bison by either (i) paying such Price Increase to Holdings or Finance in the form of cash, (ii) returning to GFN shares of GFN Common Stock with a value equal to the Price Increase or (iii) any combination of (i) or (ii) above that in the aggregate equals the Price Increase. The value of the GFN common stock for purposes of the return of shares to GFN by the shall be deemed to be the average price per share of GFN common stock realized by the Convertible Note holder in the sale of such shares. The Convertible Note holder may satisfy such obligations by returning to GFN shares of GFN common stock with an aggregate value equivalent to the Price Increase.

A fee of $800,000 is payable to Bison upon the closing of the sale of the Notes.

The foregoing description of the Bison Commitment Letter is a summary and is qualified in its entirety by reference to the Bison Commitment Letter, which is attached as Exhibit 10.4 hereto and is incorporated herein by reference.

Takeover Bid Implementation Agreement

Holdings and Royal Wolf entered into that certain Takeover Bid Implementation Agreement dated July 12, 2017 (the “Bid Implementation Agreement”). Under the Bid Implementation Agreement, Holdings has offered, subject to certain conditions, to acquire the Minority Interest (the “Offer”) in exchange for the payment of A$1.83 per Royal Wolf ordinary share, less a special dividend of $0.0265 payable to Royal Wolf shareholders. The Offer is scheduled to be open from July 24, 2017 and remain open until August 25, 2017, subject to extension as permitted by Australian law.

The Offer to purchase the Minority Interest is subject to certain conditions, including Holdings receiving acceptances from a minimum of 75% of the Royal Wolf shares and at least 90% of all outstanding Royal Wolf shares (which includes the 51% of the Royal Wolf shares owned by GFN and its subsidiaries), no regulatory action, no acquisitions or capital expenditures above defined thresholds, no material adverse change at Royal Wolf and its subsidiaries, no fall in the ASX All Ordinaries Index below 4,000 for five consecutive business days, no material adverse change at GFN or with respect to the $80 million sale of Notes contemplated by the Securities Purchase Agreement and certain other conditions.

The foregoing description of the Bid Implementation Agreement is a summary and is qualified in its entirety by reference to the Bid Implementation Agreement, which is attached as Exhibit 10.5 hereto and is incorporated herein by reference.

Item 8.01   Other Events

On July 12, 2017 GFN announced the commencement of its off-market takeover offer to acquire the approximately 49.2 million outstanding ordinary (common) shares of Royal Wolf that are not currently owned by GFN and its subsidiaries. GFN held hold a conference call on July 13, 2017 at 7:00 a.m. PDT (11:00 a.m. EDT) to further discuss the proposed transaction. The conference call number for U.S. participants is (866) 901-5096, and the conference call number for participants outside the U.S. is (706) 643-3717. The conference identification number for both conference call numbers is 48306436.

A copy of the press release of GFN dated July 12, 2017 is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits

Exhibit	Exhibit Description

10.1*	Commitment Letter dated July 11, 2017 from Bison Capital Partners V., L.P. to GFN Asia Pacific Holdings Pty Ltd. and GFN Asia Pacific Finance Pty Ltd.

10.2	Commitment Letter dated 11 July 2017 from Deutsche Bank AG, Sydney Branch to GFN Asia Pacific Holdings Pty Ltd. and General Finance Corporation

10.3	Buy-Out Letter dated 11 July 2017 from Deutsche Bank AG, Sydney Branch to Bison Capital Partners V., L.P.

10.4*
Securities Purchase Agreement dated July 12, 2017 by and among Bison Capital Partners V., L.P., General Finance Corporation, GFN Asia Pacific Holdings Pty Ltd., GFN Asia Pacific Finance Pty Ltd. and GFN U.S. Australasia Holdings, Inc.

10.5	Takeover Bid Implementation Agreement dated 12 July 10217 between GFN Asia Pacific Holdings Pty Ltd. and Royal Wolf Holdings Limited

99.1	Press Release of GFN dated July 12, 2017

*
Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [***]. This exhibit has been filed separately with the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: November 3, 2017	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
General Counsel, Vice President and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1*	Commitment Letter dated July 11, 2017 from Bison Capital Partners V., L.P. to GFN Asia Pacific Holdings Pty Ltd. and GFN Asia Pacific Finance Pty Ltd.

10.2	Commitment Letter dated 11 July 2017 from Deutsche Bank AG, Sydney Branch to GFN Asia Pacific Holdings Pty Ltd. and General Finance Corporation

10.3	Buy-Out Letter dated 11 July 2017 from Deutsche Bank AG, Sydney Branch to Bison Capital Partners V., L.P.

10.4*
Securities Purchase Agreement dated July 12, 2017 by and among Bison Capital Partners V., L.P., General Finance Corporation, GFN Asia Pacific Holdings Pty Ltd., GFN Asia Pacific Finance Pty Ltd. and GFN U.S. Australasia Holdings, Inc.

10.5	Takeover Bid Implementation Agreement dated 12 July 10217 between GFN Asia Pacific Holdings Pty Ltd. and Royal Wolf Holdings Limited

99.1	Press Release of GFN dated July 12, 2017

*
Certain confidential information contained in this exhibit was omitted by means of redacting a portion of the text and replacing it with [***]. This exhibit has been filed separately with the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.